SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 24, 2003

VERSANT CORPORATION

(Exact name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

000-28540	94-3079392
(Commission File Number)	(I.R.S. Employer Identification Number)

6539 Dumbarton Circle
Fremont California 94555

(Address of Principal Executive Offices, including Zip Code)

(510) 789-1500

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit 99.01 — Press release issued on November 24, 2003.*

* This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

ITEM 12. RESULTS OF OPERATION AND FINANCIAL CONDITION

On November 24, 2003, Versant Corporation issued a press release announcing its financial results for its fourth fiscal quarter and fiscal year ended October 31, 2003. A copy of that press release is attached to this Report as Exhibit 99.01 hereto.

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles, or  “GAAP”, the attached press release contains non-GAAP financial measures and refers to them as “pro forma.”   These non-GAAP financial measures have been adjusted from GAAP-based results to exclude non-cash stock based compensation expenses and include pro forma earnings, pro forma earnings per share, pro forma net loss per share. These pro forma non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles.  Pro forma financial information is never intended to be considered in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.

Versant’s management believes that these pro forma non-GAAP financial measures provide meaningful supplemental information regarding Versant’s core operating results because they exclude stock-based compensation charges, most of which we believe to be non-recurring and that management believes are not necessarily indicative of Versant’s core operating results.  Versant’s management believes that use of these pro forma non-GAAP financial measures enhances an overall understanding of our current financial performance and provides supplemental information that is more directly comparable to historical operating results.

Versant’s management refers to these pro forma financial measures in assessing the performance of the core business and in planning its future periods.  Management also uses pro forma results when comparing historical operating results as they provide a more consistent, comparable financial measurement. We believe that, while these pro forma measures are not a substitute for GAAP results, they provide a useful basis for evaluating the Company’s performance for ongoing operating activities.

The information contained in this Report and in the press release attached as an exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except to the extent that it is expressly stated to be incorporated by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERSANT CORPORATION

Date: November 24, 2003	By: /s/ Lee McGrath
Lee McGrath, Chief Financial Officer

EXHIBIT INDEX

Exhibit

99.01	Press release issued on November 24, 2003